Exhibit 15.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in registration statement (No. 333-223864) on Form S-8 of our report dated May 14, 2021, with respect to the consolidated financial statements of RYB Education, Inc.

/s/ KPMG Huazhen LLP (“KPMG”)

Beijing, China
May 11, 2022